Exhibit 32

Certification

The certification set forth below is being submitted in connection with Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Act of 1934 (the "Exchange Act") and section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

Ann Murtlow, President and Chief Executive Officer and Hamsa Shadaksharappa, Senior Vice President - Financial Services, Chief Financial Officer and Secretary of IPALCO Enterprises, Inc. (IPALCO), each certifies that, to the best of his or her knowledge:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

/s/ Ann Murtlow	/s/ Hamsa Shadaksharappa
Ann Murtlow	Hamsa Shadaksharappa
President and Chief Executive Officer	Senior Vice President-Financial Services, Chief Financial Officer and Secretary
August 16, 2004	August 16, 2004

A signed original of this written statement required by Section 906 has been provided to IPALCO and will be retained by IPALCO and furnished to the Securities and Exchange Commission or its staff upon request.